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                                                    EXHIBIT 23.1


                CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 of our reports dated June 7, 1996 and June 11, 1996 on our audits of the combined financial statements of The Kapson Group (the Predecessor) as of December 31, 1994 and 1995 and for each of the years in the three year period ended December 31, 1995 and the balance sheet of Kapson Senior Quarters Corp. as of June 10, 1996, respectively. We also consent to the reference to our firm under the caption "Experts."


                                     /s/ Coopers & Lybrand L.L.P
                                     --------------------------------
                                     Coopers & Lybrand L.L.P.
New York, New York
June 11, 1996